Exhibit 99.1

N E W S   R E L E A S E
                                                             UNITEDHEALTH GROUP



Contact:  John Penshorn
          Senior Vice President
          952-936-7214

          Mark Lindsay
          Vice President
          Public Communications & Strategy
          952-992-4297


(For Immediate Release)


                    UNITEDHEALTH GROUP COMPLETES MERGER WITH
                         PACIFICARE HEALTH SYSTEMS, INC.

MINNEAPOLIS, MINNESOTA (December 21, 2005) - UnitedHealth Group (NYSE: UNH) announced that it has received all necessary approvals to complete its merger with PacifiCare Health Systems, Inc (PacifiCare) (NYSE: PHS), and that the merger was completed following the close of business yesterday.

Under the merger agreement, PacifiCare stockholders receive $21.50 in cash and
1.10 shares of UnitedHealth Group common stock for each share of PacifiCare common stock.

"We look forward to combining the resources of our companies and leveraging our strengths to advance health and well-being on behalf of seniors, employers, consumers and health care providers in the western United States, as well as nationally," stated Mr. Howard Phanstiel, chief executive officer of PacifiCare. Mr. Phanstiel, who will assume an additional role as executive vice president for UnitedHealth Group, further noted that the combination of the assets and resources of the respective companies will expand their opportunities and bring new products and services to the diverse market segments and geographic areas the company serves.

Dr. William W. McGuire, chairman and chief executive officer of UnitedHealth Group, said "We appreciate the diligence and effort taken by the various regulatory agencies involved in the review and approval of this merger. All of us recognize the importance of our activities relative to the health and well-being of our society, and take seriously the commitments we have made to help advance access, quality, affordability and simplicity in health care for all the people we serve." Management will host a conference call today at 4:15


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p.m. eastern standard time to review financial projections in light of the completed merger and update investors and analysts on recent business developments, including the proposed acquisition of John Deere Health Care and continuing progress in the commencement of its Medicare Prescription Drug Plan programs. Participants can access the conference call by dialing 800-515-2563 (United States) or 706-679-5262 (International). The conference name is UnitedHealth Group. UnitedHealth Group will host a live webcast of this conference call from the Investor Information page of the Company's Web site (www.unitedhealthgroup.com). The webcast replay of the call will be available on the same site for one week following the live call. The conference call replay can also be accessed by dialing 1-800-642-1687, conference ID #3720200.

ABOUT UNITEDHEALTH GROUP

UnitedHealth Group (www.unitedhealthgroup.com) is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses: UnitedHealthcare, Ovations, AmeriChoice, Uniprise, Specialized Care Services and Ingenix. Through its family of businesses, UnitedHealth Group serves approximately 65 million individuals nationwide.

FORWARD-LOOKING STATEMENTS

This news release may contain statements, estimates or projections that constitute "forward-looking" statements as defined under U.S. federal securities laws. Generally the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. A list and description of some of the risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

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